Morgan Stanley Institutional Fund Trust -
Core Plus Fixed Income Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:  AT&T Inc. 4.750%
due 5/15/2046
Purchase/Trade Date:	  4/23/2015
Offering Price of Shares: $99.644
Total Amount of Offering:  $3,500,000,000
Amount Purchased by Fund: $45,000
Percentage of Offering Purchased by Fund:
..001
Percentage of Fund's Total Assets: .01
Brokers:  Barclays Capital Inc., Citigroup
Global Markets Inc., J.P. Morgan Securities
LLC, RBC Capital Markets, LLC, Mizuho
Securities USA Inc., Merrill Lynch, Pierce,
Fenner & Smith Inc., BNP Paribas
Securities Corp., Morgan Stanley & Co.
LLC, Credit Suisse Securities (USA) LLC,
US Bancorp Investments, Inc., Wells Fargo
Securities, LLC, Deutsche Bank Securities
Inc., Goldman, Sachs & Co., UBS Securities
LLC, Santander Investment Securities Inc.,
TD Securities (USA) LLC, C.L. King &
Associates, Inc., Comerica Securities, Inc.,
Loop Capital Markets LLC, Siebert
Brandford Shank & Co., LLC, CastleOak
Securities, LP, Samuel A. Ramirez &
Company, Inc., The Williams Capital
Group, LP
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and
profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  General Motors
Financial Co. Inc. 4.300% due 7/13/2025
Purchase/Trade Date:	 7/8/2015
Offering Price of Shares: $99.863
Total Amount of Offering: $800,000,000
Amount Purchased by Fund: $150,000
Percentage of Offering Purchased by Fund:
..019
Percentage of Fund's Total Assets: .07
Brokers:  Barclays, BNP Paribas,
Commerzbank, Mizuho Securities, Morgan
Stanley, Bradesco BBI, BB Securities, BMO
Capital Markets, Blaylock Beal Van LLC,
Loop Capital Markets, Ramirez & Co. Inc.
Purchased from: Barclays
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and
profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  United Health Group
Inc. 3.750% due 7/15/2025
Purchase/Trade Date:	 7/20/2015
Offering Price of Shares: $99.729
Total Amount of Offering: $2,000,000,000
Amount Purchased by Fund: $125,000
Percentage of Offering Purchased by Fund:
..006
Percentage of Fund's Total Assets: .06
Brokers:  J.P. Morgan, Barclays, Bofa
Merrill Lynch, Citigroup, Morgan Stanley,
UBS Investment Bank, BNY Mellon Capital
Markets LLC, Credit Suisse, Deutsche Bank
Securities, Goldman Sachs & Co., US
Bancorp, Wells Fargo Securities
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and
profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  Wells Fargo
Commercial Mortgage 4.6458% due
9/15/2048
Purchase/Trade Date:	 7/27/2015
Offering Price of Shares: $88.604
Total Amount of Offering: $39,792,000
Amount Purchased by Fund: $471,000
Percentage of Offering Purchased by Fund:
1.184
Percentage of Fund's Total Assets:
Brokers:
Purchased from: Wells Fargo
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and
profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  Gilead Sciences Inc.
3.650% due 3/1/2026
Purchase/Trade Date:	 9/9/2015
Offering Price of Shares: $99.596
Total Amount of Offering: $2,750,000,000
Amount Purchased by Fund: $350,000
Percentage of Offering Purchased by Fund:
..013
Percentage of Fund's Total Assets: .17
Brokers:  Bofa Merrill Lynch, J.P. Morgan,
Goldman Sachs Co., Barclays, RBC Capital
Markets, MUFG, SMBC Nikko, US
Bancorp, The Williams Capital Group,
Evercore ISI
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and
profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  Tyco International
Finance SA 3.900% due 2/14/2026
Purchase/Trade Date:	 9/9/2015
Offering Price of Shares: $99.284
Total Amount of Offering: $750,000,000
Amount Purchased by Fund: $225,000
Percentage of Offering Purchased by Fund:
..030
Percentage of Fund's Total Assets: .11
Brokers:  Deutsche Bank Securities,
Goldman Sachs & Co., Morgan Stanley,
BBVA, BNP Paribas, BNY Mellon Capital
Markets, Citigroup, J.P. Morgan, BofA
Merrill Lynch, The Williams Capital Group
L.P.
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and
profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  Biogen IDEC Inc.
4.050% due 9/15/2025
Purchase/Trade Date:	9/10/2015
Offering Price of Shares: $99.764
Total Amount of Offering: $1,750,000,000
Amount Purchased by Fund: $225,000
Percentage of Offering Purchased by Fund:
..013
Percentage of Fund's Total Assets: .11
Brokers:  Goldman Sachs & Co., BofA
Merrill Lynch, Deutsche Bank Securities,
Morgan Stanley, Credit Suisse, J.P. Morgan,
MUFG, HSBC, Mizuho Securities, US
Bancorp
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and
profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  UBS AG/Jersey
2.950% due 9/24/2020
Purchase/Trade Date:  9/21/2015
Offering Price of Shares: $99.829
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $325,000
Percentage of Offering Purchased by Fund:
..022
Percentage of Fund's Total Assets: .16
Brokers:  UBS Investment Bank, BofA
Merrill Lynch, Goldman Sachs, Morgan
Stanley, Scotiabank, Citigroup, J.P. Morgan,
RBC Capital Markets, TD Securities, Wells
Fargo Securities, Academy Securities, BMO
Capital Markets, Capital One Securities,
Desjardins Capital Markets, Fifth Third
Securities, National Bank of Canada
Financial Markets, Suntrust Robinson
Humphrey, Apollo Global Securities, BNY
Mellon Capital Markets LLC, CIBC, Drexel
Hamilton, Mischler Financial Group, Inc.,
Region Securities LLC, US Bancorp
Purchased from: UBS
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and
profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  WEA Finance
LLC/Westfield UK & 3.250% due
10/5/2020
Purchase/Trade Date:	 9/28/2015
Offering Price of Shares: $99.657
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $450,000
Percentage of Offering Purchased by Fund:
..045
Percentage of Fund's Total Assets: .22
Brokers:  Citigroup, Deutsche Bank
Securities, HSBC, J.P. Morgan, BBVA,
Credit Suisse, BofA Merrill Lynch, Morgan
Stanley, RBC Capital Markets, Scotiabank,
TD Securities, UBS Investment Bank, Wells
Fargo Securities
Purchased from: Citibank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and
profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  Hewlett Packard
Enterprise Co. 4.900% due 10/15/2015
Purchase/Trade Date:	 9/30/2015
Offering Price of Shares: $99.725
Total Amount of Offering: $2,500,000,000
Amount Purchased by Fund: $525,000
Percentage of Offering Purchased by Fund:
..021
Percentage of Fund's Total Assets: .26
Brokers:  Citigroup, Goldman Sachs & Co.,
J.P. Morgan, BofA Merrill Lynch, Deutsche
Bank Securities, BNP Paribas, Mizuho
Securities, ANZ Securities, Barclays, Credit
Suisse, ING, Morgan Stanley, RBC Capital
Markets, Societe Generale, Wells Fargo
Securities, Credit Agricole CIB, KeyBanc
Capital Markets, Santander, Standard
Chartered Bank, US Bancorp, Blaylock Beal
Van LLC, Loop Capital Markets, MFR
Securities Inc., Ramirez & Co Inc., The
Williams Capital Group
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and
profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.